UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2012

Cornerstone Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC		27518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 678-6611

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 14, 2012, Cornerstone Therapeutics Inc. (the “Company”), Stone Acquisition Sub, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), EKR Holdings, Inc. (“EKR”), and EKR Therapeutics, Inc., a wholly owned subsidiary of EKR, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, the Merger Sub will be merged with and into EKR (the “Merger”), with EKR continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company.

The Merger Agreement requires the Company to pay up to approximately $150 million to acquire EKR on a cash-free, debt-free basis. Pursuant to the Merger Agreement, the Company will pay an upfront cash purchase price of approximately $125 million, subject to working capital and similar adjustments, and certain contingent consideration of up to $25 million upon the achievement of certain milestones related to regulatory approval of a new active ingredient supplier for EKR’s Retavase® product and net sales of Retavase during approximately the first three years following commercial relaunch of Retavase (collectively, the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, all of the shares of EKR common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding at the closing of the Merger will be converted into a right to receive a cash portion of the Merger Consideration in an amount that will be determined in accordance with the liquidation provisions of EKR’s certificate of incorporation. All stock options outstanding and unexercised as of the closing of the Merger will become immediately vested and converted into participation rights entitled to receive an amount equal to the excess of the Merger Consideration payable with respect to a share of common stock minus the per share exercise price of such option prior to termination.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of EKR’s shareholders, restricting the solicitation of competing acquisition proposals by EKR, and EKR’s conduct of its business between the date of signing the Merger Agreement and the closing of the Merger.

Consummation of the Merger is subject to a number of closing conditions, including adoption of the Merger Agreement by EKR’s stockholders, expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Action of 1976, and other customary closing conditions as set forth in the Merger Agreement.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”), and the Company refers you to such exhibit for the complete terms of the Merger Agreement, which are incorporated herein by reference.

Debt Financing Commitment Letter

In connection with the execution of the Merger Agreement, the Company entered into a debt financing commitment letter (the “Commitment Letter”) with Chiesi Farmaceutici S.p.A (“Chiesi”), a related party, on May 14, 2012, pursuant to which Chiesi has agreed to provide a senior secured term loan facility (the “Facility”) comprised of (i) a five-year Term Loan A of up to $60 million at 7.5% interest per annum and (ii) a five-year Term Loan B of up to $30 million at 6.5% per annum. Principal and interest amounts outstanding under Term Loan B may be converted into common stock of the Company at $7.098 per share at Chiesi’s option at any time during the 24 months following the closing of the debt financing. The last closing bid price of the Company’s common stock immediately prior to entering into the Commitment Letter was $5.96 on May 11, 2012.

The proceeds of the Facility will be used, together with cash on hand of the Company and EKR, to finance the Merger Consideration and the fees and expenses incurred in connection with the Merger. All obligations under the Facility will be guaranteed by the Company’s domestic subsidiaries, including EKR, after giving effect to the Merger, and will be secured by a security interest in substantially all of the assets of the Company and its domestic subsidiaries. Under the Commitment Letter, Chiesi will act as administrative agent and collateral agent in respect of the Facility. The funding under the Facility is not a condition to the obligations of the Company under the terms of the Merger Agreement.

The Facility is subject to the negotiation of mutually acceptable definitive loan documentation, which will contain customary conditions to borrowing, representations, warranties, covenants and events of default, together with other customary loan document provisions and other terms and provisions to be mutually agreed. Additionally, Chiesi’s obligation to provide the financing is subject to the satisfaction of specified conditions, including, but not limited to, the consummation of the Merger in accordance with the terms of the Merger Agreement, the accuracy of specified representations and warranties and the absence of specified defaults or events of defaults.

As disclosed in the Company’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 23, 2012 (the “Proxy Statement”), as of April 5, 2012, Chiesi was the beneficial owner of approximately 60% of the outstanding common stock of the Company. In addition, the Company and certain of its stockholders have entered into a series of transactions and agreements with Chiesi that are described in the Proxy Statement.

A copy of the Commitment Letter is attached as Exhibit 10.1 to this Report and the Company refers you to such exhibit for the complete terms of the Commitment Letter, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.

Date: May 17, 2012	By:	/s/ Andrew K. W. Powell
Andrew K. W. Powell
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*	Agreement and Plan of Merger among Cornerstone Therapeutics Inc., Stone Acquisition Sub, Inc., EKR Holdings, Inc., and EKR Therapeutics, Inc. dated May 14, 2012.

10.1	Commitment Letter between Cornerstone Therapeutics Inc. and Chiesi Farmaceutici S.p.A. dated May 14, 2012.

*	Pursuant to Regulation S-K, Item 601(b)(2), certain schedules to this exhibit have not been filed herewith. A list of omitted schedules is included in the agreement. The Registrant agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.